Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                TANDY CORPORATION
             (Exact name of registrant as specified in its charter)

      Delaware                              75-1047710
  (State or other                       (I. R. S. Employer
  jurisdiction of                       Identification No.)
  incorporation or
   organization)

100 Throckmorton Street,                          76102
Suite 1800                                      (Zip Code)
Fort Worth, Texas
(Address of Principal
Executive Offices)

                                   TANDY FUND
                            (Full title of the plans)

                 H.C. WINN, Senior Vice President and Secretary
                                TANDY CORPORATION
                            1900 Throckmorton Street,
                                   Suite 1800
                             Fort Worth, Texas 76102
                     (Name and address of agent for service)

               Telephone Number, including area code, of agent for
                              service: 817-390-3752


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
   Title of        Amount          Proposed    Proposed      Amount of
Securities to      to be           maximum     maximum      registration
be registered   registered(1)      offering    aggregate        fee
                                   price per   offering
                                   share (2)   price (2)
--------------------------------------------------------------------------------
Common Stock,  297,851 shares      $53.875    $16,046,722     $4,862.64
$1.00 par
value per
share
--------------------------------------------------------------------------------
 (1) The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of the antidilution adjustment provisions of the Plan.

 (2) Estimated solely for the purpose of determining the registration fee.


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                        Purpose of Registration Statement


     This Registration Statement is being filed to notify the Securities and Exchange Commission of certain changes to the Company's plan (the "Tandy Fund") covered by this Registration Statement and to register 297,851 additional shares of the Company's common stock, par value $1.00 per share (the "Common Stock") to be issued under the Tandy Fund as a result of the merger of the Tandy Employees Investment Plan ("TIP") with the Tandy Fund, effective March 31, 1997. The TIP, at the time of the merger, was a qualified plan under Internal Revenue Code
Section 401(a) and the Company intends to file with the Internal Revenue Service for a determination letter that the TIP, as amended and merged into the Tandy Fund, will remain qualified under Section 401(a). The Company, prior to September 1997, will file with the Internal Revenue Service for a determination that the Tandy Fund is qualified under Internal Revenue Code Section 401(a). The securities covered by this amendment are those shares of the Company's Common Stock, previously registered for sale pursuant to the TIP under Registration No. 2-65728 and Registration No.33-41523. The contents of the Company's Registration Statement on Form S-8 (File No. 33-51603) are incorporated herein by reference.


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                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 15th day of May, 1997.

                                TANDY CORPORATION



                               By:_______________________
                                  John   V.    Roach,
                                  Chief Executive Officer
                                  and Chairman



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                                POWER OF ATTORNEY
          ===========================================================

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned officers and directors of Tandy Corporation, a Delaware Corporation, do hereby constitute and appoint John V. Roach and Dwain
H. Hughes, and either of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part of or in connection with such Registration Statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on the 15th day of May, 1997.

         Pursuant to the requirements of the Securities Act of 1933 this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on the 15th day of May, 1997.

Signatures                         Title


______________________
John V. Roach                  Chairman of the Board,
                               Director, and Chief
                               Executive Officer
                               (Principal Executive
                               Officer)
______________________
Dwain H. Hughes                Senior Vice President and
                               Chief Financial Officer
                               (Principal Financial
                               Officer)
______________________
Richard L. Ramsey              Vice President and
                               Controller (Principal
                               Accounting Officer)

______________________
James I. Cash                  Director

______________________
Lewis F. Kornfeld, Jr.         Director

______________________
Jack L. Messman                Director

______________________
William G. Morton, Jr.         Director

______________________
Thomas G. Plaskett             Director

______________________
Leonard H. Roberts             Director

______________________
Alfred J. Stein                Director

______________________
William E. Tucker              Director

______________________
John A. Wilson                 Director


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The Plan.                  Pursuant to the  requirements of
the Securities Act of 1933, the Tandy Fund has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth and State of Texas, on the 19 day of May, 1997.
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                                   TANDY FUND
                           ADMINISTRATIVE COMMITTEE


                                 By:__________________
                                    David Christopher



                                 By:__________________
                                    David Johnson



                                 By:__________________
                                    J. H. Bradley



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209109_1
                                      II-3



                            INDEX TO EXHIBITS

                                                       Sequential
Item No.                                               Page No.
---------                                              ----------


5         Opinions of Satterlee
          Stephens Burke & Burke LLP,
          as counsel, including consent.                  6
23 (a)    Consent of Price Waterhouse
          LLP, Independent Accountants.                   7
23 (b)    Consent of Satterlee Stephens
          Burke & Burke LLP, Counsel (included
          in Exhibit 5).


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209109_1
                                      II-4






                                    Exhibit 5

(Satterlee Stephens Burke & Burke LLP letterhead)


         May 16, 1997


Tandy Corporation
100 Throckmorton Street,
Suite 1800 One Tandy Center
Fort Worth, Texas 76102


Dear Sirs:

     You have requested our opinion in connection with a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, with respect to shares of common stock, par value $1.00 per share ("Common Stock") of Tandy Corporation ("Company") to be purchased by employees pursuant to the Tandy Fund (the "Tandy Fund").

     As counsel for the Company, we are familiar with the Tandy Fund, and with the corporate proceedings relating thereto. Based thereon, it is our opinion that the securities registered for the Tandy Fund, when sold or issued pursuant to the terms of the Tandy Fund, will be legally issued, fully paid and non-assessable, provided, in the case of original issue shares (if any), the Company receives as consideration an amount at least equal to the par value thereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

         Very truly yours,



         /s/ Satterlee Stephens Burke & Burke LLP


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209109_1
                                      II-5






                                                                   Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 1997 appearing on page 25 of Tandy Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.


PRICE WATERHOUSE LLP

Fort Worth, Texas
May 16, 1997